UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): December 13, 2006
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 South Sixth Street
Springfield, Illinois 62703
(Address of principal executive offices and zip code)
(217) 241-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
o Written communications pursuant to Rule 425 under the Securities Act
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 2.01.  Completion of Acquisition or Disposition of Assets

On December 8, 2006, UTG, Inc. (the Company) completed an agreement to purchase a majority of the issued and outstanding common stock of Acap Corporation (“Acap”).  Acap is a Delaware corporation which owns 100% of the issued and outstanding stock of American Capitol Insurance Company, a Texas life insurance company, which in turn owns 100% of the issued and outstanding stock of Texas Imperial Life Insurance Company and Imperial Plan, Inc.  The transaction completed a definitive Stock Purchase Agreement (the “Agreement”) with William F. Guest and John D. Cornett.

At the closing of the Agreement, the Company purchased from Messrs. Guest and Cornett a total of 1,492 shares of common stock of Acap for an aggregate purchase price of $14,535,064, and purchased an additional 351 shares from certain other shareholders, on the same terms (including price).

In addition, the Company entered into stock put option agreements under which certain individuals will have the opportunity to sell to UTG up to 264 shares of common stock of Acap during the period ending December 16, 2007.  The purchase price for shares under the stock put option agreements will be the same as under the Agreement.

The Company loaned Acap $ 3,357,000, which was required to retire certain indebtedness of Acap and to redeem all of Acap’s outstanding preferred stock at the closing of the Agreement.

Assuming the Company purchases all of the shares of Acap common stock that may be purchased under the stock put option agreements, the Company will have acquired 72.8% of the outstanding shares of common stock of Acap, and the total cost of the transaction to the Company (including the loan to Acap for the payment of Acap indebtedness and redemption of Acap preferred stock) was $24 million, which was paid in cash.

Item 9.01.  Financial Statements and Exhibits

b.) Pro Forma Financial Information

99.1 Pro Forma Financial Information for the Balance Sheet as of September 30, 2006, Income Statement for the nine month period ended September 30, 2006 and the twelve month period ended December 31, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:  December 13, 2006                                   By:  /s/ Theodore C. Miller
                                                                                 Theodore C. Miller
                                                                                 Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1
Pro Forma Information for the Balance Sheet as of September 30, 2006, Income Statement for the nine month period ended September 30, 2006 and the twelve month period ended December 31, 2005is attached hereto as Exhibit 99.1